Exhibit 10.18

Dated this 21st day of February 2004

TUAS HI-TECH PARK PTE LTD

(hereinafter called “the Vendor”)

….of the one part

And

MURRAY INTERNATIONAL METALS PTE. LTD

(hereinafter called “the Purchaser”)

….of the other part

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SALE AND PURCHASE AGREEMENT

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THIS AGREEMENT is made the 21st day of February 2004 between:

I                                            TUAS HI-TECH PARK PTE LTD, a company incorporated in the Republic of Singapore and having its registered office at No. 14 Scotts Road #06-01 Far East Plaza Singapore 228213 (hereinafter referred to as “the Vendor’°) of the one part and

II                                        MURRAY INTERNATIONAL METALS PTE. LTD, a company incorporated In the Republic of Singapore and having its registered office at No. 438 Alexandra Road #04-01 Alexandra Point Singapore 119958 (hereinafter referred to as “the Purchaser”) of the other part.

WHEREAS:-

A                                      By the Budding Agreement (defined hereinafter):

(a)                                  the Lessor agreed to grant to the Vendor a lease for the industrial estate (defined hereinafter) for a term of sixty (60) years commencing from 9 July 1996.

(b)                                 in consideration of the Lessor’s said agreement, inter alia, the Vendor agreed at the Vendor’s own costs and expenses to build on the industrial estate a substantial building or buildings for General/Light Industrial development in accordance with the terms and conditions set out in the Building Agreement;

(c)                                  the Lessor agreed that as an exception to the Vendor’s obligation referred to in Recital A(b), the Vendor may sec certain portions of the industrial estate in whole or in part in its vacant or undeveloped state provided that certain conditions set out in the Building Agreement are complied with and observed and subject to such terms and conditions that may be imposed by the relevant Authority, including the condition that notwithstanding the sale of any portion of the Industrial estate in its vacant or undeveloped state it will remain the liability of the Vendor to the Lessor to ensure that the purchaser duly develops a building for General Industrial development thereon and obtains Temporary Occupation Permit and Certificate of Statutory Completion for the building within a certain time frame and the requirement that the purchaser shall develop the subdivided plot at such permissible gross plot ratio. A related condition is that a purchaser of vacant land must not sell the land in its vacant or undeveloped state.

B                                        The Vendor has agreed to sell and the Purchaser has agreed to purchase, upon the terms and conditions hereinafter set out, the residue of the leasehold estate of a term of 60 years commencing 9 July 1996 in the Property (defined hereinafter), being one of building plots comprised in the industrial estate, in its vacant and undeveloped state for the purpose of constructing and building thereon by and at the Purchaser’s own cost and expense a detached factory budding in accordance with the terms and conditions set out in this Agreement.

NOW IT IS HEREBY AGREED by and between the parties hereto as follows:-

1                                         DEFINITIONS AND INTERPRETATION

1.1           In this Agreement, unless the context otherwise requires:

(a)                                  “Building Agreement” means the Building Agreement dated 9 July 1996 made between the Lessor and the Vendor, as from time to time amended, modified or supplemented, and shall be deemed to include Lease No: 22205, the Technical Conditions of Tender and the annexures, schedules and attachments to all of the said documents;

(b)                                 “completion” means the completion of the sale and purchase of the Property;

(c)                                  “Completion Date” means the date within fourteen (14) days from the date of receipt by the Purchaser or its solicitors of the Notice to Complete of the Vendor or of its Solicitors;

(d)                                 “Completion Notice” means the notice in writing to complete within fourteen (14) days after the day of receipt of. notice given by the Vendor or its solicitors to the Purchaser or its solicitors;

(e)                                  “CSC” means the certificate of statutory completion issued under the Building Control Act;

(f)                                    “Dollars” refers to the legal currency of the Republic of Singapore;

(g)                                 “goods and services tax” refers to the goods and services tax charged pursuant to the Goods and Services Tax Act or such similar tax or duty charged by law;

(h)                                 “industrial estate” means a parcel of land known as Lot 2900X of Mukim 7;

(i)                                     “Lessor” means the President of the Republic of Singapore and his successors-in-title in office;

(j)                                     “Property” means the portion of the industrial estate more particularly described in the First Schedule;

(k)                                  “Purchase Price” means the purchase price of the Property;

(l)                                     “Purchase Price Rate” means the rate for each square metre of the Property and shall be the amount obtained by dividing the Purchase Price with the Scheduled Area and rounded off to two decimal places;

(m)                               “Purchaser” means Murray International Metals Pte. Limited and shall include their successors-in-title and assigns;

(n)                                 “Purchaser’s Development” means the development to be built by the Purchaser on the Property;

(o)                                 “Resurveyed Area” means the area of the Property as ascertained by the Government survey or resurvey;

(p)                                 “Scheduled Area” means the area of the Property as set out in the First Schedule;

(q)                                 “Site Plan” means the plan referred to in the First Schedule and annexed hereto;

(r)                                    “Termination Notice” means the notice in writing of not less than twenty-one (21) days;

(s)                                  “TOP” means the temporary occupation permit issued under the Building Control Act;

(t)                                    “URA” means Government and/or Urban Redevelopment Authority;

(u)                                 “Vendor” Means Tuas Hi-Tech Park Pte Ltd and shall include their successors-in-title and assigns;

2              SALE AND PURCHASE

2.1                                 Subject to the prior written approval of the Lessor and the Competent Authority, the Vendor shall sell and the Purchaser shall purchase free from encumbrances all that the residue of the leasehold estate of a term of sixty (60) years commencing from the 9 July 1996 in the Property being six of the building plots comprised in the industrial estate, subject to the terms and conditions hereinafter contained and also subject to the general conditions of sale known as “The Singapore Law Society’s Conditions of Sale 1999” so far as the same are applicable to a sale by private treaty and are not varied by or inconsistent with the terms and conditions herein contained. The Vendor hereby undertakes to observe, perform and comply with all terms and conditions that may be imposed on it by the Lessor or the competent authority in granting their approval to the sale and purchase of the Property save for those terms and conditions imposed that have been assigned and/or delegated to the Purchaser by the provisions of this Agreement or which can only be carried out by the Purchaser vis-à-vis the Property.

2.2                                 The Site Plan indicates the present proposed layout of the industrial estate and of the Property. Ingress and egress to the Property shall be taken via the path marked “X” on the Site Plan, which path shall be constructed at the cost and expense of the Vendor in good time to enable the Purchaser to, at the Purchaser’s option, apply for TOP on or before 30 April 2005. However, during the time of development of the Property, the said path shall be a single width gravel road approximately six (6) metres wide for temporary ingress and egress.

The Vendor hereby warrants that the said path will be completed on or before the date of delivery of vacant possession of the Property. The Vendor hereby undertakes to ensure that the path marked “X” at all times remain unobstructed, except where the same has been vested in the State and/or when the obstruction is caused by the Purchasers’ contractors, workmen and agents.

2.3                                 The Vendor will on or before 30 April 2005 at its own cost and expense plan and construct all infrastructure within the industrial estate such as roads, drains and other services necessary for the whole of the industrial estate in accordance with the requirements of the Lessor and all relevant Competent Authorities to the extent that the Purchaser may not be prevented from obtaining the TOP for the Property. Further, the Vendor will, at its own cost and expense, plan and construct or procure the planning and construction of all sewerage services and, water services, to the boundary of the Property. In respect of. the power cables. the Vendor shall reimburse on a full indemnity basis the Purchaser for the Purchaser’s costs, in laying such power cables as are sufficient to transmit 700 amps of electricity from the 22 KV substation to the proposed substation that will be built by the Purchaser on the Property. The Vendor may at the Vendor’s cost and expense amend the proposed layout of the industrial estate and of any infrastructure thereto, including but not limited to roads, road reserves, sewerage and water drains, drainage reserves or electrical substations, in the following situations:

(a)                                  as the Vendor In its sole and absolute discretion deems fit and the Purchaser shall not object thereto provided that the Purchaser’s ingress and egress to the Property via the path marked “X” on the Site Plan is unchanged and unobstructed at all times, except where the same has been vested in the State and/ or when the obstruction is caused by the Purchasers’ contractors, workmen and agents and the infrastructure (including but not limited to roads, road reserves, sewerage and water drains, drainage reserves or electrical substations of the building(s)) constructed on the Property is not affected nor the business or activities carried on in the said building(s) disrupted; or .

(b)                                 as may be required by any competent authority at any time and the Purchaser shall not object thereto provided that the Purchaser receives a written notice from the Vendor informing the Purchaser of such requirement and enclosing a copy of the competent authority’s written request no later than 7 days from the date of the Vendor’s receipt of such competent authority’s written request.

3                                         PURCHASE PRICE

3.1                                 The Purchase Price shall be Dollars Three Million Six Hundred and Sixty Three Thousand Only (S$3,663,000.00) or where applicable, such price as adjusted pursuant to Clause 17.5 of this Agreement.

3.2                                 The Purchase Price shall be paid by the Purchaser to the Vendor in the following manner:-

(a)                                  immediately upon the signing of this Agreement, a sum equal to twenty per cent (20%) of the Purchase Price;

(b)                                 within 14 days after the Purchaser receives the notice of vacant possession from the Vendor, a sum equal to fifty five per cent (55%) of the Purchase Price;

(c)                                  on completion of the infrastructure as set out in Clause 2.3 herein and upon certification by the Vendor’s Project Architect, a sum equal to fifteen per cent (15%) of the Purchase Price; and

(d)                                 on completion of the sale and purchase herein a sum equal to ten per cent (10%) of the Purchase Price.

3.3                                 In the event that there has been change in the Purchase Price, the following shall apply:-

(a)                                  If the Purchase Price has been lowered, the balance payable on completion shall be adjusted accordingly, or if it is after completion and the excess amount has already been paid to the Vendor, the excess amount shall be refunded to the Purchaser in one lump sum without interest whatsoever;

(b)                                 If the Purchase Price has been increased, the additional amount payable shall be paid in one lump sum without interest whatsoever within fourteen (14) days of the date of the Vendor’s notice to the Purchaser to such effect provided always that if the said notice to pay is given more than 14 days before the date for payment of the sum set out In Clause 3.2(b), the said additional amount payable need only be paid on the same date as the date for payment of the sum set out in Clause 3.2(b). In the event that the. Purchaser shall. fait to comply with the said notice to pay, the Vendor shall have the right and be entitled to treat the Purchaser’s failure as a breach of the terms and conditions of this Agreement and further to interest as if such non-payment is an unpaid instalment.

3.4                                 Time shall be of the essence of the contract in relation to all the provisions of this Agreement as shall relate to the payment of any instalment of the Purchase Price or part thereof.

3.5                                 All instalments of the Purchase Price and the goods and services tax thereon, shall be paid by the Purchaser by way of cashier’s order made in favour of the Vendor unless otherwise agreed by the Vendor.

3.6                                 If any of the instalments of the Purchase Price is not paid on the due date thereof, then without prejudice to the other rights and remedies of the Vendor, interest on any such unpaid instalment shall commence from the due date and shall be payable by the Purchaser until:-

(a)                                  the date of payment by the Purchaser of the unpaid instalment; or

(b)                                 the expiration of the Termination Notice given by the Vendor pursuant to Clause 8.1, whichever is the earlier.

3.7                                 The interest payable by the Purchaser shall be calculated on a daily basis at the rate per annum of two (2%) above the average of the prevailing prime rates of the three major local banks (i.e. DBS, OCBC and UOB) rounded downwards to the nearest one eighths of one per cent (1%).

4                                         GST

4.1                                 The Purchaser shall bear and pay to the Vendor all goods and services tax on the supply of the Property and any other goods or services which the Vendor may be required to supply under this Agreement.

4.2                                 The goods and services tax in respect of each of the instalments of the Purchase Price referred to in Clause 3.2 shall be due and payable at the same time as the instalment and in the case of other (if any) goods and services tax as mentioned in Clause 4.1, the Purchaser shall on demand pay to the Vendor such tax.

4.3                                 If any goods and service tax remains unpaid by the Purchaser after it has become due and payable, without prejudice to the other rights and remedies of the Vendor, interest at the rate stated in Clause 3.7 shall commence from the due date until the date of payment by the Purchaser of the unpaid tax.

5                                         VACANT POSSESSION

5.1                                 Notice of vacant possession shall be given within sixteen (16) weeks from the date of this Agreement.

5.2                                 Vacant possession of the Property shall be delivered by the Vendor to the Purchaser upon the Purchaser’s payment of the sum stated in Clause 3.2(b).

6                                         PURCHASER’S UNDERTAKING

6.1                                 The Purchaser hereby covenants with the Vendor that the Purchaser will comply with the conditions enumerated in the Second Schedule hereto.

6.2                                 The sale herein shall also be subject to the restrictive and other covenants and conditions as set out in the Third Schedule hereto and any further covenants and conditions (if any) as may be required by the Government and/or the URA and/or any other authorities as and when they are imposed and shall be deemed to have been fully incorporated herein and the Purchaser shall fully observe and comply with each of such undertakings, terms and provisions notwithstanding that the Restriction has not been formally executed and registered by the parties. Such restrictive covenants shall take effect from the date of this Agreement.

6.3                                 Sale, Sublease or disposal by the Purchaser

(a)                                  The Purchaser shall not sell, sublease or dispose of the Property or any part thereof in its vacant or undeveloped state. The Purchaser acknowledges that he has read the Building Agreement and is fully aware of the contents thereof and undertakes with the Vendor that the Purchaser shall at all times agree to perform and observe such of the provisions contained in the Building Agreement as are applicable to the Property and which are expressly stated in this Agreement.

(b)                                 The Purchaser may sell, sublease or dispose of the strata units to be developed by the Purchaser and comprised in the Purchaser’s Development, subject to the following conditions:-

(i)                                     no option shall be issued and no sale shall be effected until after the Purchaser has obtained the approvals from the relevant authorities to sell the Purchaser’s Development; and

(ii)                                  the purchaser shall incorporate all the terms and conditions prescribed in Form D of the Sale of Commercial Properties Rules, to regulate the terms of each sale, irrespective of whether the Purchaser’s Development would fall within the application of Sale of Commercial Properties Act; and

(iii)                               the sale, sublease or disposal of strata units by the Purchaser shall not in any way prejudice or affect the exercise of the Vendor’s rights under this Agreement, including but not limited to the Vendor’s rights of termination under Clause 8.1 and upon the Vendor’s exercise of its rights of termination under Clause 8.1 the Purchaser shall forthwith at its own costs and expense, procure the withdrawal or cancellation of all caveats, notifications of charges and other claims (if any) filed in any register against the Building Plot by the Purchaser and all parties claiming under, through or in trust for the Purchaser.

6.4                                 TOP/CSC

(a)                                  The Purchaser shall procure the issue of the TOP for the whole of the Purchaser’s Development by 31 December 2005 and the Purchaser shall furnish a certified true copy thereof to the Vendor within seven (7) days of receipt thereof.

(b)                                 The Purchaser shall procure the issue of the CSC for the whole of the Purchaser’s Development and furnish a certified true copy thereof to the Vendor within seven (7) days of receipt thereof.

6.5                                 ENCROACHMENT

(a)                                  The Purchaser shall not encroach on any land outside of the Property, whether by its boundary hoarding, wall, fence or otherwise whatsoever. For avoidance of doubt, the boundary hoarding, wall, fence or otherwise shall always be within the Property only. In the event that there is any encroachment found (as certified by independent surveyors duly appointed by or agreed to by both parties, whose certification shall be final and conclusive, save for manifest error), the Purchaser shall within twenty-one (21) days of the written notice from the Vendor to the Purchaser remove the encroachment to the satisfaction of the Vendor, failing which:

(i)                                     the Vendor shall have the right and be entitled to treat the Purchaser’s failure as a breach of the terms and conditions of this Agreement and avail itself to its rights and remedies provided in this Agreement, without prejudice to any other rights available to him at law or in equity and/or,

(ii)                                  the Vendor shall at the Vendor’s sole and absolute discretion remove the encroachment, and require the costs and expense of such removal to be paid by the Purchaser as if it were an instalment payable under this Agreement. The Purchaser or any third party claiming under it shall have no right whatsoever to compensation whatsoever due to any damage that may be incurred to the Purchaser’s Development or its possessions or belongings whatsoever due to such removal of the encroachment by the Vendor or its agents or contractors.

(b)                                 The Vendor and its agents, servants and assigns shall not encroach on the Property, whether by its boundary hoarding wall, fence or otherwise whatsoever. For the avoidance of doubt, the boundary hoarding, wall, fence or otherwise shall always be within its property only. In the event that there is any encroachment found (as certified by independent surveyors duly appointed by or agreed to by both parties, whose certification shall be final and conclusive), the Vendor shall within twenty-one (21) days of the written notice from the Purchaser to the Vendor remove the encroachment to the satisfaction of the Purchaser, failing which:

(i)                                     the Purchaser shall have the right and be entitled to treat the Vendor’s failure as a breach of the terms and conditions of this Agreement and avail itself to its rights and remedies provided in this Agreement, without prejudice to any other rights available to it at law or in equity and/or;

(ii)                                  the Purchaser shall at the Purchaser’s sole and absolute discretion remove the encroachment, and require the costs and expense of such removal to be paid by the Vendor and the Vendor hereby indemnifies on a fully Indemnity basis the Purchaser for the same.

7                                         VENDOR’S WARRANTIES

The Vendor hereby represents and warrants to the Purchaser that the Vendor has performed, observed and complied with, and will continue (notwithstanding the grant of CSC in respect of the whole of the Purchaser’s Development by the relevant authorities) to perform, observe and comply with, all its duties and obligations under the Building .Agreement (including without limitation the obligations under Clauses 2(iii)(a), (b) and 2(x) of the Building Agreement) and that no event has occurred which entities the Lessor to terminate the Lease No. 22205 in respect of the Industrial estate.

8                                         VENDOR’S REMEDIES

8.1                                 Termination Notice

(a)                                  In the event of any material breach (save and except for a breach resulting from or consequential of any act or omission of the Vendor, its servants or agents) by the Purchaser prior to completion, the Vendor shall be entitled at its option on giving to the Purchaser or its solicitors a Termination Notice specifying such material breach of the Purchaser to treat this Agreement as having been repudiated by the Purchaser and (unless in the meanwhile the Purchaser has rectified the said breach completely) this Agreement shall at the expiration of such notice (and in this respect time shall be of the essence) be annulled and in such an event, the Vendor shall forfeit and retain absolutely for its own benefit all sums previously paid by the Purchaser hereunder, whereupon the Vendor shall have no other claim against the Purchaser.

For the purposes of this Clause 8.1(a), “material breach” means either of the following:

(i)                                     a breach of the provisions of the Building Agreement which are to be observed or performed by the Purchaser pursuant to this Agreement and which causes the Lessor to re-enter and re-possess the Property pursuant to Clause 5 of Lease No. 22205;

(ii)                                  wholly suspending work on the Property without justification or failing to proceed with diligence and due expedition with the building and construction of building(s) or otherwise on the Property according to the approved plans.

(b)                                 Upon the annulment and cancellation of this Agreement pursuant to Clause 8.1(a), the Purchasers’ rights, title and interest in respect of the Property shall cease and determine, and the Purchaser shall forthwith withdraw or cancel or procure the withdrawal or cancellation of all caveats, notifications of charges and other claims (if any) filed in any register against the Property by the Purchaser and all parties claiming under, through or in trust for the Purchaser.

(c)                                  If the Property has been mortgaged or charged and written notice of such mortgage or charge has forthwith after the creation of such mortgage or charge been served on the Vendor by the Mortgagee, this agreement shall not be annulled under the provision of Clause 8.1 and the Vendor shall not exercise its rights under Clause 8.1(a) and (b) unless the Vendor shall have first served upon the mortgagee a notice in writing that the Purchaser’s breach(es) has occurred and the mortgagee has failed to remedy the same within twenty-one (21) days after the date of service of such notice in writing.

(d)                                 If the Purchaser has contracted to sell the Property to a Sub-purchaser and written notice of such sale has forthwith after the creation of such sale contract been served on the Vendor by the Purchaser this Agreement shall not be annulled under the provision of Clause 8.1 and the Vendor shall’ not exercise its rights under Clause 8.1(a) and (b) unless the Vendor shall have first served upon the Sub-purchaser a notice in writing that the Purchaser’s breach(s) has occurred and the Sub-purchaser has failed to remedy the same within twenty-one (21) days after the date of service of such notice to writing.

8.2                               TOP/CSC

(a)                                  If the Purchaser fails to obtain the TOP by the date specified hereinbefore in Clause 6.4 stated, the Vendor may (but shall not be obliged to) in the Vendor’s absolute discretion enter upon the Property or any part thereof and if all or any building works thereon shall remain unfinished or uncompleted, to complete the same in accordance with the specifications, development and building plans approved by the competent authorities and for the purposes aforesaid, the Vendor shall be at liberty to employ managers, consultants, specialists, contractors, builders, workmen or others and to purchase all materials and equipment as the Vendor may in the Vendor’s absolute discretion deem fit, and all moneys expended by the Vendor in completing the Purchaser’s Development shall on demand be repaid by the Purchaser with interest thereon at the rate stated in Clause 3.7 PROVIDED ALWAYS that the Vendor shall only be entitled to demand for repayment of and the Purchaser shall only be liable to repay such moneys expanded by the Vendor if the Purchaser’s failure to obtain TOP is not a result of or contributed by the Vendor’s or its agent’s or servant’s or sub-purchaser’s or permitted assign’s breach of any of the provisions of the Building Agreement and/or this Agreement.

(b)                                 In connection with the aforesaid, the Purchaser hereby irrevocably appoints the Vendor or any person(s) nominated by the Vendor to be the Attorney of the Purchaser to apply for and procure on the Purchaser’s behalf any licence, permits or other approvals from any competent authority and do all acts necessary for the execution and completion of the Purchaser’s Development and to obtain the issue of the TOP and the CSC thereof. The Purchaser shall indemnify the Vendor against all costs and expenses incurred by the Vendor in so completing the Purchaser’s Development. The remedy given to the Vendor in this Clause is additional to and without prejudice to the Vendor’s other rights and remedies.

9                                         PURCHASER’S REMEDIES

9.1                                 In the event of any material breath (save and except for a breach resulting from or consequential of any act or omission of the Purchaser, its servants or agents) by the Vendor prior to completion the Purchaser shall be entitled at its option on giving to the Vendor or its solicitors a Termination Notice to treat this Agreement as having been repudiated by the Vendor and (unless in the meanwhile the Vendor has rectified the said breach completely) this Agreement shall at the expiration of such notice (and in this respect time shall be of the essence) be annulled and in such an event, without prejudice to any other rights available to it at taw or in equity, the Purchaser shall be entitled to:

(a)                                  a full refund of all sums previously paid by the Purchaser hereunder free of interest on such sums within 30 days of such repudiation; and

(b)                                 a reimbursement of all cost and expense incurred by the Purchaser in the development of the Property and the construction of any buildings or structures on the Property up to the time of such repudiation, whereupon the Purchaser shall have no other claims against the Vendor.

For the purposes of this Clause 9.1, “material breach” means a breach on or before the date of this Agreement of the provisions of the Building Agreement which are to be observed or performed by the Vendor or a breach after the date of this Agreement of the provisions of the Building Agreement which are to be observed or performed by the Vendor (and which are not delegated and/or assigned to the Purchaser pursuant to this Agreement) and which causes the Lessor to re-enter and re-possess the Property pursuant to Clause 5 of Lease No. 22205.

9.2                                 Upon the payment by the Vendor to the Purchaser of all monies stated in Clause 9.1,

(a)                                  the Purchasers’ rights, title and interest in respect of the Property shall cease and determine, and the Vendor shall be entitled to take possession of the Property and any building’s or other structure and materials on the Property 7 days after such payment, and such building’s or structures and materials on the Property at the time of the Vendor’s possession of the Property shall belong to the Vendor absolutely; and

(b)                                 the Purchaser shall within 7 days thereof procure the withdrawal or cancellation of all caveats, notifications of charges and other claims (if any) filed in any register against the Property by the Purchaser and all parties claiming under, through or in trust for the Purchaser.

9.3                                 In the event the Purchaser has completed its development on the Property and is ready to apply for TOP but is so prevented by the Vendor’s failure to comply with or perform all its obligations under this Agreement (including, without limitation, its obligations under Clause 2.3), the Vendor shall pay the Purchaser liquidated damages calculated from the day on which the Purchaser was ready to apply for TOP provided that such day shall not be earlier than 1 May 2005 to the day on which the Vendor has complied with or performed all its obligations under this Agreement to enable the Purchaser to apply for TOP (both days inclusive) (the “Period”) as follows:

(R x N)

where

R is the daily rental the Purchaser has to pay to its present landlords or to its new landlords upon the termination of the lease of the premises out of which it presently operates; and

N is the number of days in the Period.

10                                  BUILDING AGREEMENT

10.1                           A copy of the Building Agreement has been provided by the Vendor to the Purchaser as the Purchaser hereby acknowledges.

10.2                           The Purchaser also acknowledges that he has read the Building Agreement and is fully aware of the contents thereof.

10.3                           The Purchaser undertakes and agrees to abide by, observe and perform all the terms and conditions and covenants of the Building Agreement in so far as these relate to the Property and are expressly delegated or assigned to the Purchaser in this Agreement, including but without limiting the generality of the foregoing, the condition that the Purchaser must develop the Property itself and obtain TOP within the prescribed time, and accordingly must not sell, sublease or otherwise dispose of its interest under this Agreement or the possession or occupation of the Property or any part thereof in its vacant or undeveloped state.

11                                  INSURANCE

11.1                           The Purchaser shall as soon as the building(s) forming part of the Purchaser’s Development have reached a height two metres above the ground level insure the same to the full value thereof in the joint names of the Lessor, the Vendor and the Purchaser against loss or damage by fire or such other risks as the Vender considers desirable to be insured against with an insurance company approved by the Vendor and shall increase such Insurance to the satisfaction of the Vendor as the said building(s) approach completion and shall keep the same so insured from time to time and make all payments necessary for the above purpose within fourteen (14) days after the same respectively become payable and shall whenever required produce to the vendor the policy or policies of such insurance and the receipt or receipts for each payment and shall cause all moneys received by virtue of any such insurance to be forthwith laid out in rebuilding or reinstating the said building(s) and make up any deficiency out of its own moneys PROVIDED ALWAYS that the Purchaser’s obligations under this clause shaft not exceed a total insurance coverage of $10,000,000.00 and if the Purchaser shall at any time fail to keep the said building(s) insured as aforesaid, the Vendor may (but shall not be under any obligation to) do all things necessary to effect or maintain such insurance and any moneys expended by it for that purpose shall be repayable by the Purchaser on demand (together with interest thereon at the rate specified in Clause 3.7 calculated from the date such expenditure is incurred by the Vendor until repayment thereof to the Vendor) and be recoverable forthwith from the Purchaser.

12                                  PROPERTY TAX/OUTGOINGS

12.1                           The Purchaser shall be responsible for all outgoings (including property tax), rates, taxes, assessments, impositions whatsoever which may be imposed from the date of receipt of the notice to take possession from the Vendor shall on demand forthwith reimburse the Vendor in respect thereof.

13                                  SURVEY FEES AND OTHER COSTS

13.1                           The Purchaser shall forthwith pay on demand:-

(a)                                  any resurvey fee and all related expenses relating to survey for the issuance of separate Certificate of Title whether payable to government or otherwise and the costs for the supply of electricity and water to the Property;

(b)                                 all legal costs as between solicitor and client incurred by the Vendor in connection with the preparation and negotiation of this Agreement; and

(c)                                  all costs and fees including legal costs as between solicitor and client incurred by the Vendor in connection with the enforcement of the terms and conditions of this Agreement and in respect of all matters incidental thereto or arising therefrom.

14                                  UTILITIES/SERVICES

14.1                           The Purchaser shall pay for all charges for the supply of water, sanitation and electricity or power which may be imposed or charged on the Property. The electricity supply will be provided at 400V, 50Hz, 3 phase, 4 wire with a maximum current of 700 amperes. For demand greater than the stipulated amperes, the Purchaser shall make separate arrangement for electricity supply with the relevant authorities at the Purchaser’s own costs and expense and subject also to the Technical Conditions of Tender in the Building Agreement and any conditions required by the M & E Consultant. Subject to Clause 2.3, the Purchaser will bear all cost in connecting the water, sanitation and electricity supply to the Property.

14.2                           All government statutory board local authority or other notices claims and demands of whatever nature relating or otherwise attributable to the Property served after the date of receipt of the notice of vacant possession to the Purchaser shall be complied with by and at the Purchaser’s expense.

15                                  INDEMNITY

15.1                           The Purchaser hereby indemnifies the Vendor against all claims, liabilities, damages, losses, proceedings, legal costs and any expenses whatsoever which the Vendor actually suffers as a direct result of the Purchaser’s breach of the provisions of Clause 10 hereof due to the payment of liquidated damages (or any other scheme of payment of damages) payable by the Vendor to the Lessor under the Building Agreement as a result of any delay in the issuance of the TOP PROVIDED ALWAYS that:-

(a)                                  such breach on the part of the Purchaser is not caused (directly or indirectly) by the Vendor or its servants or agents or sub-purchasers or permitted assigns; and

(b)                                 in the event such breach on the part of the Purchaser is caused (directly or indirectly) by the Lessor or its servant or agents, the Vendor undertakes to assist the Purchaser in its claim against the Lessor or its servants or agents.

15.2                           The Purchaser shall also indemnify the Vendor and or the Lessor against all claims in respect of damage loss or injury of every description arising directly or indirectly out of the development use and occupation of the

Property and the building/s constructed thereon PROVIDED ALWAYS that such damage loss or injury was incurred or suffered as a result of the gross negligence on the part of the Purchaser.

16                                  COMPLETION

16.1                           The sale herein shall be completed and the balance ten per cent (10%) of the Purchase Price shall be paid at the office of the Vendor’s solicitors, Central Chambers Law Corporation, Singapore on or before the Completion Date.

16.2                           The Completion Notice shall be given by the Vendor as soon as is practicable after the separate Certificate of Title relating to the Property is issued. The Vendor hereby undertakes to submit, within thirty (30) days of obtaining TOP for the infrastructure works, on the Vendor’s cost and expense an application in the approved form to the Registrar of Titles for the issuance of a separate Certificate of Title relating to the Property and obtain the same no later than 6 months from 30 April 2005. The Vendor further undertakes to forward a copy of its application and all subsequent correspondence to and from the authorities in respect of such application to the Purchaser forthwith upon despatch or receipt.

16.3                           On completion, the Vendor shall make and execute to the Purchaser an assurance of the Property such assurance to be prepared by and at the expense of the Purchaser and shall contain such restrictive and other covenants and conditions substantially in the form set out in the Third Schedule hereto with such amendments (if any) as may be required by the URA as well as the following:-

(a)                                  in favour of the Purchaser, and as appurtenant to the Property, easements for the passage or provision of water, electricity, drainage and sewerage through or by means of any sewers, pipes, wires, cables or ducts to the extent to which those sewers, pipes, wires, cables or ducts are capable of being used in connection with the enjoyment of the Property;

(b)                                 as against the Purchaser, and to which the Property shall be subject, easements for the passage or provision of water, electricity, drainage and sewerage through or by means of any sewers, pipes, wires, cables or ducts, as appurtenant to every other land forming part of the Vendor’s industrial estate capable of enjoying such easements;

(c)                                  a reservation to the Vendor of the right to enter into and upon the Property or any part thereof at any time and from time to time for the purpose of constructing and making necessary repairs and replacements to the aforesaid sewers, pipes, wires, cables or ducts on the Vendor’s undertaking to not damage any part of the Property or any building or buildings constructed thereon and in the event of damage, to reinstate the Property or the building or buildings constructed thereon or any part thereof to its original condition to the satisfaction of the Purchaser at the Vendor’s cost and expense provided always that such damage to the Property is not caused directly or indirectly by the breach of the Purchaser’s obligations under this Agreement or defects caused by the Purchaser’s default, negligence or omission of the Purchaser or its servants, agents or contractors in the building and construction of the Property, such breach, default, negligence or omission not being a result of, or contributed by, the Vendor’s or its servants’ or agents’ breach, default, negligence or omission.

(d)                                 The Vendor’s undertaking to complete all roads leading to the Property by 30 April 2005.

17                                  DESCRIPTION CONDITION AND AREA OF LAND

17.1                           The Property is believed and shall be taken to be correctly described and shall be subject to Government resurvey.

17.2                           No error or mis-statement as to the Scheduled Area shall annul the sale or entitle the Purchaser to be discharged from the purchase.

17.3                           Any error or mis-statement as to the Scheduled Area shall give the Purchaser an entitlement to an adjustment of the Purchase Price in accordance with this Clause only.

17.4                           If on completion of the Government survey or resurvey it is found that the difference between the Resurveyed Area and the Scheduled Area is less than three percent (3%) of the Scheduled Area, there shall be no adjustment of the Purchase Price for the difference between the Scheduled Area and the Resurveyed Area.

17.5                           If on completion of the Government survey or resurvey it is found that the difference between Resurveyed Area and the Scheduled Area is more than three percent (3%) of the Scheduled Area, there shall be an adjustment of the Purchase Price for the difference between the Scheduled Area and the Resurveyed Area (in square metres) at the Purchase Price Rate.

18                                  NOTICES AND OTHER MATTERS

18.1                           The Lessor and or the URA shall in no way be liable for any default in complying with any of the terms and conditions herein contained on the part of either the Vendor or the Purchaser.

18.2                           The Property is sold subject to:-

(a)                                  air roads, buffer’s, back lane and other improvement schemes whatever affecting the Property and to the proposals contained in the Master Plan including any amendments thereto.

(b)                                 all notices (if any) of the Government authorities affecting the Property, served on or before the date of completion on the Vendor or Purchaser shall be complied with by and at the expense of the party served.

(c)                                  the risk of compulsory acquisition, which shall be borne by the Vendor for every notice of such compulsory acquisition received on or before the date of completion and by the Purchaser for every notice of such compulsory acquisition received after the date of completion. In the event a notice of acquisition is received on or before the date of completion, the Purchaser shall be entitled at the Purchaser’s option to (a) rescind the agreement, whereupon all monies paid by the Purchaser shall be repaid by the Vendor within 30 days of the Purchaser’s notice of rescission; or (b) a reduction in the Purchase Price by the difference between the actual area of the Property pre-acquisition and the Resurveyed Area post-acquisition calculated at the Purchase Price Rate. For the avoidance of doubt, the Lessor’s re-entry and re-occupation of the Property in accordance with the provisions of the Building Agreement does not constitute compulsory acquisition.

(d)                                 the rights of the Vendor, its agents and contractors to enter into and upon the Property for purpose of construction, installation and maintenance of sewage lines, manholes, ancillary installations, and any other services including but not limited to water, gas electrical and telecom services, as may be required by the relevant authorities, in, under or through the Property, serving the Property and/or the rest of the industrial estate upon the Vendor’s undertaking to not damage any part of the Property and in the event of damage, to reinstate the Property and any part thereof to its original condition to the satisfaction of the Purchaser at the Vendor’s cost and expense provided always that such damage to the Property is not caused directly or indirectly by the breath of the Purchaser’s obligations under this Agreement or defects caused by the Purchaser’s default, negligence or omission of the Purchaser or its servants, agents or contractors in the building and construction of the Property, such breach, default, negligence or omission not being a result of, or contributed by, the Vendor’s or its servants’ or agents’ breach, default, negligence or omission.

18.3                           Any notice of document required or authorised by this Agreement to be given to or served on the Purchaser shall be in writing and shall be sufficiently served if: -

(a)                                  it is addressed to the Purchaser and served in the manner by which a notice may be served under Section 72 of the Conveyancing and Law of Property Act (Chapter 61);

(b)                                 effected on the solicitor for the Purchaser by telegraphic facsimile transmission or by hand.

19                                  APPROVAL OF PLANS

19.1                           All building plans for the Purchasers Development shall be approved by the Vendor (which approval cannot be withheld save in respect of such part(s) of the building plans that contravene any statute or bye-law of the competent authority) before the same is submitted to the competent authority for their approval.

20                                  NON-MERGER

20.1                           Notwithstanding the completion of the sale and purchase under this Agreement, the conditions and obligations on the part of the parties hereto be observed in this Agreement shall continue and remain in full force and effect in regard to anything remaining to be done performed or observed hereunder on the part of the parties hereto.

21                                  WAIVER

21.1                           Unless otherwise expressly specified or agreed no failure or delay on the part of either party to exercise any right power authority or remedy under this Agreement and no indulgence or forbearance or giving of extension of time on the part of either party to the other party shall operate as a waiver or will in any way affect or preclude the subsequent exercise by the said party of the said right power authority or remedy or any other right power authority or remedy.

22                                  CONFLICT

22.1                           For the avoidance of doubt, insofar as the obligations of the Vendor and Purchaser under this Agreement are concerned, in the event of conflict between this Agreement and the Building Agreement, the provisions of this Agreement will prevail.

23                                  EXCLUSION OF THIRD PARTIES’ RIGHTS

23.1                           A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 2001 to enforce any term of this Agreement.

24                                  GOVERNING LAW

24.1                           This Agreement shall be governed by the laws of the Republic of Singapore.

THE FIRST SCHEDULE ABOVE REFERRED TO

ALL THAT piece or parcel of land provisionally known as Lot numbers, 3572P (Plot 32), 3573T (Plot 33), 3574A (Plot 34); 3583M (Plot 43), 3584W (Plot 44) and 3585V (Plot 45) and situated in the District of Tuas in the Republic of Singapore as delineated and edged red on the Site Plan for identification purposes only and estimated accordingly to private survey to contain an area of 6,660 square metres (subject to government survey).

THE SECOND SCHEDULE ABOVE REFERRED TO

The Purchaser undertakes to do the following: -

1                                          To construct and complete upon the Property a building or buildings for a general light industrial development as defined under the Planning (Use Classes) Rules 1981 or any statutory modification or reenactment thereof with a permissible gross plot ratio of 0.7 (minimum) and 2.5 (maximum).

2                                          To submit, on a best efforts basis, plans for Vendor’s endorsement (and the Vendors hereby undertake to endorse the same forthwith save where the plans contravene any statute or bye-law of the competent authority within fourteen (14) weeks from the date of this Agreement and thereafter make planning submission to the competent authorities within one (1) week from the date of the Vendors endorsement and to verify item No.1 of the Second Schedule.

3                                          To commence work or ensure the commencement of work on the foundation of the Purchaser’s Development either after the plans elevations and specifications have been approved by the Lessor, if applicable and the relevant authorities or after written consent to commence such work has been given by the relevant authorities, but in any event, such work to be commenced within ten (10) months from the date of vacant possession of the Property.

4                                          To construct and complete or ensure the completion of the Purchaser’s Development at the Purchaser’s own cost and expense, which shall be deemed completed only after the grant of CSC in respect of the whole of the Purchaser’s Development by the relevant authorities and shall be undertaken in every way in accordance with the plans elevations and specifications approved by the Lessor, where applicable, and the relevant authorities.

5                                          To apply and obtain TOP for all the building(s) on the Property on or before 31 December 2005. To forward a copy of the TOP and CSC to the Vendor within seven (7) days of receipt.

6                                          To construct temporary boarding within the site boundary before commencement of work.

7                                          To have building/s setback in accordance with the buffer requirement under the Technical Conditions of Tender.

8                                          To obtain prior approval/consent of the Head (Pollution Control Department) Ministry of the Environment or any other relevant competent authority for the specific intended use of the building.

9                                          To obtain prior clearance from the Head (Pollution Control Department) Ministry of the Environment for the goods/materials to be kept in the building.

10                                    Not to conduct any manufacturing whatsoever in the building.

11                                    Not to use for tin-smelting or the production of tin by other processes including electrolysis.

12                                    To render a quarterly report of the progress of its development to the Vendor.

13                                    Not to further resell sublease or dispose of the Property in its vacant or undeveloped state but only the whole or part of the Purchaser’s Development.

14                                    Before completion of the Purchaser’s Development, not to go into liquidation or be placed under judicial management or without the prior written consent of the Vendor amalgamate or merge with any other company corporation firm or any other party or go into reconstruction of its company and shall also not without the said prior written consent allot or allow the sale, transfer, assignment or exchange of any of its shares to any other company corporation firm or party and if such consent is granted, it shall be subject to such terms and conditions as the Vendor may think fit to impose.

15                                    Not at any time deposit make up or manufacture or permit or suffer to be deposited or made up or manufactured upon the Property any building or other materials except such as shall be required for the Purchaser’s Development to be constructed thereon in accordance with this Agreement and as soon as the Purchaser’s Development shall be completed the Purchaser shall at its own expense remove from the Property all such building and other materials and rubbish whatsoever.

16                                    Not to allow permit or suffer any person shall occupy, reside in or make use of the Purchaser’s Development unless with the approval of all relevant authorities.

17                                    Prior to the completion of the Purchaser’s Development, to allow the Lessor, the Vendor or their officers or agents or any person or persons authorised by the Lessor or the Vendor with or without workmen and others at all reasonable times to enter upon the Property or any parts thereof to view the state and progress of the Purchaser’s Development and to inspect and test the materials, workmanship and building finishes for the Purchaser’s Development and for any other reasonable purpose including the construction repair or cleansing by or on behalf of the Lessor or the Vendor of any sewer or drain on or leading from any adjoining or neighboring land of the Lessor or the Vendor and also to carry out any works in relation to the supply of utilities and/or services for any of the adjoining properties.

18                                    In the event that there are existing utility services such as pipes, cables, etc within the Property, to divert or protect such existing utility services and the costs of diversion repair or protection (if any) shall be borne by the Purchaser and shall be paid by him forthwith on demand to the Public Utilities Board or other relevant authorities, agencies, bodies or corporations having the authority over or being in charge of the matter.

PROVIDED ALWAYS that nothing herein contained shall impose or be deemed to impose on the Vendor any obligation to enforce or effectuate the said restrictions covenants or conditions or any of them against the Purchaser, his successors, assigns and personal representatives.

THE THIRD SCHEDULE ABOVE REFERRED TO

The Purchaser for himself and his executors, administrators and assigns with the intent and so that the covenants hereinafter contained shall run with and be binding upon the Property sold into the hands of whomsoever the Property may come, and shall ensure for the benefit of the whole or any part or parts of the lands comprised in the industrial estate and so that the covenants and conditions shall so far as practicable be enforced by the Vendor or the owners, occupiers for the time being of the lands comprised in the industrial estate or any part or parts thereof but not so as to render the Purchaser or owners other than the owner for the time being of the Property hereby conveyed personally liable in damages for any breach of any of the covenants and conditions which are restrictive of the user of the Property after he, she or they have parted with all interest therein hereby covenants with the Vendor its executors, administrators and assigns to observe and perform the following restrictive and other covenants and conditions namely: -

(a)                                  That until all roads or road reserves in the industrial estate providing access to the Property and also the open space, the electrical substation and all culverts, pipes, cables, sewerage and water drains or drainage reserves and septic tank or tanks now or hereafter erected made or constructed on, over or under the industrial estate are taken over and maintained by the Building & Construction Authority, the National Parks, Power Supply and the Ministry of the Environment, the Purchaser will from time to time contribute a fair and rateable proportion of the cost of maintaining and keeping in a proper state of repair and condition the roads or road reserves, open space, electricity substation, culverts, pipes, cables, sewerage and water drains or drainage reserves and septic tank or tanks or sewerage plant or plants such proportion in case of difference to be ascertained at the option of the Vendor by a qualified surveyor appointed for that purpose in terms of the Arbitration Act (Chapter 10) or any statutory modifications or re-enactment thereof for the time being in force;

(b)                                 That the Purchaser shall observe, maintain and keep in a proper state of repair and condition the roads and road reserves in the Building Project providing access to the building unit and also the open space, the electrical substation and all culverts, pipes, cables, sewerage and water drains or drainage reserves and septic tank or tanks or other sewerage plant or plants now or hereafter erected made or constructed on, over or under the Building Project are taken over and maintained by the Land Transport Authority, the National Parks, Power Supply, the Ministry of Environment and such other relevant authorities;

(c)                                  Not to do or suffer on the Property or in or upon any building erected thereon any matter or thing of any kind whatsoever which may be or become a nuisance or annoyance to the Vendor or the person or persons for the time being owing or occupying any lands comprised on the development or any other lands or premises which may be adjacent or adjoining to or in the neighbourhood of Property;

(d)                                 Not to display on any part of the Property any signboard save and except one designating the number of the building, the name of the street and name of the occupier thereof and until Certificates of Statutory Completion for all buildings in the industrial estate has been issued, to submit all proposed signage to the Vendor for its prior consent;

(e)                                  The Purchaser shall surrender to the relevant Government Authority free of charge any part or parts of the Property as may be required by them from time to time for roads, drainage, or any other public purpose as may be declared or notified to the Vendor or the Purchaser in a Notice by the Lessor or the relevant Government Authority and the Purchaser shall accept as conclusive evidence that such part or parts of the Property is or are required for the purpose declared or notified in the said Notice and that such purpose is a public purpose;

(f)                                    The Purchaser shall bear and pay for all liability in respect of all rates, taxes, assessments, property tax impositions and outgoings whatsoever which may be imposed, charged, or assessed on or in respect of the Property or any part thereof and shall on demand forthwith reimburse the Vendor or the Lessor in respect thereof;

(g)                                 The Purchaser shall pay all charges for the supply of water, gas, sanitation and electricity and for removal of refuse in respect of the Property or any part thereof.

(h)                                 When such annual rent is not waived by the Minister, the Purchaser shall pay the annual rent of Dollars Twelve ($12.00) without demand on the 10 day of January of each year or at such time as may be required by the Lessor;

(i)                                     The Purchaser shall at all times maintain and keep the Property (including the buildings and appurtenances erected or to be erected on the land) in good and tenantable condition and repair and in clean and sanitary order and condition;

(j)                                     Not at anytime without the previous consent in writing of the Vendor or Lessor to demolish or make any alteration or addition to any building or any part thereof erected on the land and not without the same consent to erect or put up any building or erection whatsoever in addition to the buildings already erected on the said land;

(k)                                  Not to use or permit or suffer the Property or any building thereon to be used otherwise than for General/light industry in accordance with the approval granted by the Government Authority appointed under the provisions of the Planning Act (Chapter 232) and without prejudice to the foregoing restriction, not to carry on, or permit or suffer to be carried on in or upon the Property or any building. thereon or any part thereof any noisome dangerous or offensive trade or business which may be or become a nuisance or annoyance to the owners tenants or occupiers of the premises adjoining or adjacent thereto or to the Vendor or the Lessor;

(l)                                     The Purchaser shall permit the Vendor and/or the Collector of Land Revenue or any officer authorised by him in writing on behalf of the Lessor without workmen and others at all reasonable time to enter into and upon the land and into and upon any building thereon to view the state and condition thereof and the Vendor and/or the Collector of Land Revenue may thereupon serve upon the Purchaser notice in writing specifying any breaches of convenant and require the Purchaser forthwith to remedy such breaches and if the Purchaser shall not within ten (10) days after the receipt of such notice proceed diligently to remedy such breaches then to permit the Vendor and/or the Collector of Land Revenue to enter upon the Property and take steps as may be necessary to remedy such breaches and the cost thereof shall be a debt clue from the Purchaser to the Vendor or the Lessor (as the case may be) and be forthwith recoverable by actions;

(m)                               The Purchaser shad insure and keep insured against loss or damage by fire and other causes of destruction to the Property to the full value thereof with an insurance company approved by the Vendor and/or the Lessor and to pay all premiums necessary for that purpose within fourteen (14) days after the same shall become due and to produce and to show to the Vendor and/or the Lessor whenever required the policy of such insurance and the receipt of every such premium and to cause all moneys received by virtue of any such insurance to be forthwith laid out in rebuilding or reinstating the Property erect thereon and to make up any deficiency out of the Purchaser’s own moneys;

(n)                                 The Purchaser shall indemnify the Vendor and/or the Lessor against all claims in respect of damage loss or injury of every description arising directly or indirectly out, of the use and occupation of the Property by the Purchaser;

(o)                                 At the expiry or earlier determination of the term hereby granted to yield up to the Lessor without charge the said land together with the buildings and appurtenances thereon in good and tenantable condition and state of repair and in clean and sanitary order and condition;

(p)                                 The Purchaser shall pay all costs and fees legal or otherwise including costs on a full indemnity basis in connection with the enforcement of covenants and conditions herein;

(q)                                 The Purchaser is deemed to have full knowledge of the provisions of the Building Agreement dated 9 July 1996 between the Lessor and his successors-in-office of the one part and the Vendor of the other part and the Conditions of Tender and Technical Conditions of Tender and the Purchaser agrees to abide by, perform and observe the same and to observe and perform all covenants conditions and other terms therein on the part of the Vendor to observe and perform where the context permits insofar as they relate to the Property and the Purchaser agrees to indemnify the Vendor against all liabilities, damages, losses, legal costs and all expenses which the Vendor may suffer or incur as a result directly or indirectly of the Purchaser’s breach of the provisions contained in this paragraph;

(r)                                    The purchaser shall permit all relevant competent authorities, their servants or agents, at all times free and unconditional access to services located within the industrial estate for the purpose of maintenance repair and improvement works and all other work and activities incidental thereto;

(s)                                  The Purchaser shall pay on demand whatever amount(s) of tax charged or chargeable under the Goods and Services Tax Act in relation to the sale of the Property to the Purchaser;

(t)                                    Not to store or use or cause or permit to be stored or used any toxic chemicals/hazardous substances or oil within the Property and to carry out or permit to be carried out only dry, clean and non-pollutive activities within the Property;

(u)                                 Where the bin centre for the Property is constructed or otherwise located within the building and is not directly or conveniently accessible from any of the roads in the development, the Purchaser shall ensure that all refuse is securely wrapped in plastic bags or other similar materials or similarly packed and placed in a bin or bins and put outside the Property at the place or places designated and or agreed by the authorities and at the times and on the days of collection;

(v)                                 Not at any time of alienate any estate or interest in the Property or any part thereof without imposing the covenants and conditions contained in the preceding paragraphs and the covenants contained in this paragraph upon all or any person or persons to whom he shall so alienate the estate or interest in the Property or any part thereof.

PROVIDED ALWAYS that nothing herein contained shall place or be deemed to place on the Vendor any obligations to enforce or effectuate the said covenants and conditions or any of them against the Purchaser or purchasers of any other land or lands forming part of the industrial estate or to impose the same or any of them on the Purchaser or purchasers.

SIGNED BY ANG KHENG HONG for and on	) /s/ ANG KHENG HONG
behalf of the Vendor in the presence of:-	) /s/ CHAN KUN-MING WINSTON

SIGNED BY MICHAEL CRAIG for and on	) /s/ MICHAEL CRAIG
behalf of the Purchaser in the presence of:-	) /s/ HUANG SHOOU-CHEE CHLOE